Exhibit (a)(10)

AMENDMENT NO. 9 TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
OF AMERICAN CENTURY MUNICIPAL TRUST

THIS AMENDMENT NO. 9 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of the 1st day of November, 2010, by the Trustees hereunder.

WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century Municipal Trust (the "Trust") to change the name of a Series as set forth below:

Former Name	New Name
Tax-Free Bond Fund	Intermediate-Term Tax-Free Bond Fund

NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and Restated Agreement and Declaration of Trust for the Trust is hereby amended to reflect such actions by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto.

IN WITNESS WHEREOF, a majority of the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century Municipal Trust

/s/ Jonathan S. Thomas	/s/ Peter F. Pervere
Jonathan S. Thomas	Peter F. Pervere

/s/ John Freidenrich	/s/ Myron S. Scholes
John Freidenrich	Myron S. Scholes

/s/ Ronald J. Gilson	/s/ John B. Shoven
Ronald J. Gilson	John B. Shoven

/s/ Frederick L.A. Grauer
Frederick L.A. Grauer

SCHEDULE A

American Century Municipal Trust

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof), with the relative rights and preferences as described in Section 6:

Series	Class	Date of Establishment

Tax-Free Money Market Fund	Investor	07/31/1984

Intermediate-Term Tax-Free	Investor	07/31/1984
Bond Fund	Institutional	12/17/2002
	A Class	03/01/2010
	C Class	03/01/2010

High-Yield Municipal Fund	Investor	12/15/1997
	Institutional	03/01/2010
	A Class	05/08/2002
	B Class	05/08/2002
	C Class	05/01/2001

Long-Term Tax-Free Fund	Investor	12/12/2005
	Institutional	12/12/2005
	A Class	12/12/2005
	B Class	12/12/2005
	C Class	12/12/2005

New York Tax-Free Fund	Investor	03/11/2009
	Institutional	03/01/2010
	A Class	03/11/2009
	C Class	03/11/2009

This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.

A-1